EXHIBIT 2

SANDELL ASSET MANAGEMENT CORP. AND THOMAS E. SANDELL (TOGETHER, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF VIAVI SOLUTIONS INC. (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S 2015 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/.

Sandell Asset Management Corp. (“SAMC”) and Thomas E. Sandell (together with SAMC, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Viavi Solutions Inc. (the “Company”) in connection with the Company’s 2015 annual meeting of stockholders (the “Proxy Solicitation”).

As of the close of business on August 12, 2015, the Participants may be deemed to beneficially own an aggregate of 12,002,300 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), including options to purchase 6,002,300 shares of Common Stock and 375,536 shares of Common Stock referenced in cash-settled equity swaps. Of the 12,002,300 shares of Common Stock (including options to purchase 6,002,300 shares of Common Stock and 375,536 shares of Common Stock referenced in cash-settled equity swaps) of the Company deemed to be beneficially owned in the aggregate by the Participants: (a) SAMC may be deemed to beneficially own 10,314,164 shares of Common Stock (including options to purchase 5,243,900 shares of Common Stock) held by Castlerigg Master Investments, Ltd. (“Castlerigg Master Investment”), Castlerigg Active Investment Fund, Ltd. (“CAI Fund”), Castlerigg Equity Event and Arbitrage Fund (“CEEAF”; and, together with Castlerigg Master Investment and CAI Fund, the “Sandell Funds”); and (b) Mr. Sandell may be deemed to beneficially own 12,002,300 shares of Common Stock (including options to purchase 6,002,300 shares of Common Stock and 375,536 shares of Common Stock referenced in cash-settled equity swaps) by virtue of his direct and indirect control of SAMC and his indirect control over Merrill Lynch Investment Solutions SICAV, an umbrella fund with segregated liability between sub-funds acting for and on behalf of Merrill Lynch Investment Solutions – Castlerigg Equity Event and Arbitrage UCITS Fund (“UCITS”), which beneficially owns 1,688,136 shares of Common Stock (including options to purchase 758,400 shares of Common Stock and 375,536 shares of Common Stock referenced in cash-settled equity swaps).

By virtue of investment management agreements with the Sandell Funds, SAMC has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by the Sandell Funds. By virtue of an investment management agreement with UCITS, Sandell Investment Services, L.L.C. (“SIS”) has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by UCITS. By virtue of his direct and indirect control of SAMC and SIS, Mr. Sandell is deemed to have shared voting power and shared dispositive power with respect to all Common Stock as to which SAMC and SIS have voting power or dispositive power.

The principal business of SAMC is to provide investment management services to private individuals, institutions and the Sandell Funds. The principal business of Mr. Sandell is to serve as Chief Executive Officer of SAMC. The principal business address of SAMC and Mr. Sandell is 540 Madison Avenue, 36th Floor, New York, NY 10022.